1st Quarter 2017 Financial Results Presentation May 1, 2017 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions, and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp., as well as Stifel, Nicolaus & Company, Incorporated and its subsidiaries (collectively, “SF” or the “Company”). These statements can be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” and similar expressions. In particular, these statements may refer to our goals, intentions, and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company’s annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things, changes in general economic and business conditions, actions of competitors, regulatory and legal actions, changes in legislation, and technology changes. Use of Non-GAAP Financial Measures The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2017. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of ongoing business. Management has not included costs which they believe are duplicative in the analysis below, which is a change from prior periods. A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

1st Quarter Highlights & Results Record GAAP Net Revenue of $676 million Record Net Revenue for Global Wealth Management Segment of $443 million. Record Pre-Tax Operating Income for Global Wealth Management of $142 million Total Assets of $19.14 billion Bank NIM of 2.66% up 42 bps from Prior Quarter

Brokerage & Investment Banking Revenue

Brokerage & Investment Banking Revenue

Segment Results

Net revenue in the GWM segment was $443 mil., up 9% sequentially & 17% Y/Y Brokerage revenue increased 7% sequentially but declined 1% Y/Y Ex. Sterne IBC & Clearing, Brokerage revenue increased 9% Y/Y Net interest income increased 14% sequentially & 73% Y/Y 2,299 total FAs up sequentially from 2,282 $252.4 billion. in client AUA, up 7% sequentially $75.4 billion in Fee-based client assets, up 7% sequentially Compensation ratio was 51.6% down 130 bps sequentially & 670 bps Y/Y Non-comp. ratio was 16.3% down 70 bps sequentially & 80 bps Y/Y Pre-tax margin was 32.1% up 200 bps sequentially & 750 bps Y/Y. Global Wealth Management

Stifel Bank & Trust

Total net revenue of $237 mil. decreased 6% sequentially & 2% Y/Y Investment banking revenue of $115 mil. decreased 6% sequentially but increased 25% Y/Y Equity underwriting of $37 mil. decreased 5% sequentially but increased 97% Y/Y Debt underwriting of $25mil. decreased 10% sequentially & 4% Y/Y Advisory revenue of $53 mil. decreased 5% sequentially but increased 12% Y/Y Brokerage revenue of $121 mil. decreased 7% sequentially & 17% Y/Y Equity brokerage revenue of $54 mil. was down 16% sequentially & 14% Y/Y Fixed income brokerage revenue of $67 mil. was up 2% sequentially but down 20% Y/Y Pre-tax margin was 16.8 % down 200 bps sequentially but up 470 bps Y/Y. Pre-tax Contribution decreased by 16% sequentially but increased 36% Y/Y Institutional Group

Balance Sheet & Net Interest Income

139% Growth 105% Growth Infrastructure Build Balance Sheet Growth

Net Interest Income Drivers: Total assets of $19.14 billion were flat sequentially but increased 35% Y/Y Average interest earning assets decreased to $15.2 billion down 3% sequentially but up 55% Y/Y NIM increased to 224 bps , up 33 bps sequentially & 26 bps Y/Y. NIM at Stifel Bank of 266 bps increased 42bps sequentially & 19 bps Y/Y Firm-wide NII of $85.1 mil. increased 14% sequentially and 74% Y/Y. Book value per common share was $38.40 Balance Sheet & Net Interest Margin

GAAP & Non-GAAP Reconciliation

GAAP to Non-GAAP Reconciliation Three months ended March 31, 2017

Department of Labor Fiduciary Rule & Interest Rate Sensitivity Update

Q&A